Exhibit 15.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion in this Annual Report on Form 20-F for the year ended December 31, 2016 of Hydrogenics Corporation of our report dated March 7 2017, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.333-77004 and 333-116321) of Hydrogenics Corporation of our report referred to above.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Ontario, Canada
March 8, 2017